UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer Identification No.)

1140 W. Thorndale Avenue Itasca, IL 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated September 3, 2009, filed by Enable Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on September 10, 2009 (the “8-K”), announcing the entering into a Service and Participation Agreement relating to the acquisition of certain merchandise and consigned goods to be sold at a liquidation event which was held approximately September 3, 2009 through September 15, 2009 at 6001 Powerline Road, Fort Lauderdale, Florida.  The information previously reported in the 8-K is hereby incorporated by reference into this Form 8-K/A.  This Form 8-K/A amends Item 9.01 of the 8-K to provide certain previously deleted information in the Service and Participation Agreement.

The Service and Participation Agreement is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits:

10.1
Service and Participation Agreement dated September 3, 2009.  Confidential treatment requested as to certain portions of this exhibit.  Such portions have been redacted and filed separately with the Securities and Exchange Commission).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 7, 2009

ENABLE HOLDINGS, INC.

By:	/s/ Jeffrey D. Hoffman
Jeffrey D. Hoffman
Chief Executive Officer

EXHIBIT INDEX TO FORM 8-K/A

Date of Report: September 3, 2009	Commission File No.: 000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

10.1
Service and Participation Agreement dated September 3, 2009.  (Confidential treatment requested as to certain portions of this exhibit.  Such portions have been redacted and filed separately with the Securities and Exchange Commission).